Exhibit (h)(43)

February 22, 2022

BlackRock Funds

Attn: Chief Compliance Officer

40 East 52nd Street

New York, NY 10022

RE:       Modified Terms Regarding the BlackRock Fund of Funds Investment Agreement

This letter agreement, dated as of February 22, 2022, by and among MML Series Investment Fund II and MassMutual Select Funds (each an “Acquiring Funds Registrant”) on behalf of MML Blend Fund, MML iShares® 60/40 Allocation Fund, MML iShares® 80/20 Allocation Fund, and MassMutual Select BlackRock Global Allocation Fund, respectively, severally and not jointly (each, an “Acquiring Fund” and collectively, the “Acquiring Funds”), and iShares Trust, iShares, Inc., and iShares U.S. ETF Trust (each, an “Acquired Funds Registrant”), each on behalf of all current and future series thereof, severally and not jointly (each, an “Acquired Fund” and collectively, the “Acquired Funds”), shall become effective on February 22, 2022. Unless otherwise defined herein, all capitalized terms herein shall have the same meaning as in the Agreement, as defined below.

WHEREAS, the parties have entered into an Amended and Restated Fund of Funds Investment Agreement dated February 22, 2022, executed contemporaneously herewith, as amended from time to time hereafter (the “Agreement”); and

WHEREAS, as contemplated by Section 9(d) of the Agreement, the parties desire to supersede Section 9(b) of the Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Termination of Agreement. Notwithstanding Section 9(b) of the Agreement, the Agreement shall continue until terminated in writing by either party for any reason upon sixty (60) days’ notice to the other party, or upon thirty (30) days’ notice to the other party if such termination is in connection with regulatory compliance.

2.	Termination of Letter Agreement. This letter agreement shall be effective for the duration of the Acquiring and/or Acquired Funds’ reliance on the Rule and shall only be applicable to investments in Acquired Funds made in reliance on the Rule. This letter agreement shall terminate automatically upon the termination of the Agreement pursuant to Section 9(b) therein.

3.	Amendment. This letter agreement may be amended only by a writing that is signed by each affected party.

4.	Entire Agreement. The terms and conditions of the Agreement are incorporated herein by reference thereto. This letter agreement together with the Agreement represents the entire agreement and understanding of the parties hereto; provided however, that in the event of any inconsistency between the terms of this letter agreement and the Agreement, the terms of this letter agreement shall control.

[The remainder of this page intentionally left blank.]

If you are in agreement with the foregoing, please countersign the enclosed copy of this letter and return it to the undersigned, whereupon this letter shall become a legally binding obligation of the parties in accordance with its terms.

MML SERIES INVESTMENT FUND II, ON BEHALF OF ITSELF AND THE MML BLEND FUND, MML ISHARES® 60/40 ALLOCATION FUND, AND MML ISHARES® 80/20 ALLOCATION FUND, severally and not jointly:

By:	/s/ Renee Hitchcock
Name:	Renee Hitchcock
Title:	CFO and Treasurer

MASSMUTUAL SELECT FUNDS, ON BEHALF OF ITSELF AND THE MASSMUTUAL SELECT BLACKROCK GLOBAL ALLOCATION FUND, severally and not jointly:

By:	/s/ Renee Hitchcock
Name:	Renee Hitchcock
Title:	CFO and Treasurer

[Remainder of page intentionally left blank; Acquired Funds Registrants signature page follows]

THE FOLLOWING ACQUIRED FUNDS REGISTRANTS, EACH ON BEHALF OF ALL CURRENT AND FUTURE SERIES THEREOF, severally and not jointly:

iShares Trust
iShares, Inc.
iShares U.S. ETF Trust

By:	/s/ Paul C. Lohrey
Name:	Paul C. Lohrey
Title:	Assistant Secretary

THE FOLLOWING ACQUIRED FUNDS REGISTRANTS, EACH ON BEHALF OF ALL CURRENT AND FUTURE SERIES THEREOF, severally and not jointly:

BlackRock ETF Trust
BlackRock ETF Trust II

By:	/s/ John Perlowski
Name:	John Perlowski
Title:	President and Chief Executive Officer